Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(866) 671-5138
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES RECORD GROSS MARGIN AND NET INCOME
FOR FOURTH QUARTER AND FULL YEAR

- Gross Margin of 12.7% for the Year; Up 60 Basis Points From Prior Year -
- Net Income of $53.5 Million for the Quarter and $63.0 Million for the Fiscal Year -
- Adjusted EBITDA of $9.8 Million for the Quarter and $43.9 Million for the Fiscal Year -
- Debt Principal Reduction of $22.5 Million From Q4 2016 -

ATLANTA - March 1, 2018 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal fourth quarter and audited financial results for the fiscal year ended December 30, 2017.

“We are pleased to share our 2017 results, including our best full year gross margin and net income on record and our best full year Adjusted EBITDA since 2006. These results, coupled with the four sale-leaseback transactions we completed on January 10, 2018, position us well to capitalize on our anticipated continued strength in the markets we serve,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “2017 was exceptional for BlueLinx. Our continued focus on deleveraging the business led to one of the best years in Company history as we improved our financial results and significantly reduced our debt.”

Fourth Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $433.6 million for the fourth quarter of fiscal 2017, up $12.0 million or 2.8% from the prior fiscal fourth quarter. As previously disclosed, the Company initiated several operational efficiency initiatives beginning in the second quarter of fiscal 2016, pursuant to which it closed and sold certain facilities and rationalized inventory by discontinuing certain underperforming products. When excluding the effects of these operational efficiency initiatives, adjusted same-center net sales, which is a non-GAAP measure, increased by $14.7 million or 3.5% from this period a year ago.

The Company recorded gross profit of $55.5 million during the fiscal fourth quarter, up $3.1 million or 6.0% from the prior fiscal fourth quarter, with a gross margin of 12.8%, an increase of 40 basis points from the prior year period. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit, which is a non-GAAP measure, increased by $3.4 million from this period a year ago.

The Company released a substantial portion of its Deferred Tax Valuation Allowance during the fiscal fourth quarter, resulting in a significant income tax benefit. BlueLinx recorded net income of $53.5 million for the fourth quarter of fiscal 2017, up $43.1 million from this period a year ago. The previous fiscal fourth quarter included real estate gains of $13.4 million. Adjusted EBITDA, which is a non-GAAP measure, was $9.8 million for the fiscal fourth quarter, up $4.2 million or 73.2% from this period a year ago.

Full Year Fiscal 2017 Compared to Prior Year Period
For the full fiscal year ended 2017, the Company generated $1.82 billion in net sales compared to $1.88 billion from the prior year. When excluding the effects of our operational efficiency initiatives, adjusted same-center net sales, which is a non-GAAP measure, increased by $63.7 million or 3.6% from the same period in fiscal 2016.

Gross profit for the full fiscal year ended 2017 was $231.0 million, up $3.6 million from the prior year period, with a gross margin of 12.7%, an increase of 60 basis points from 2016. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit, which is a non-GAAP measure, increased by $11.2 million from the prior fiscal year ended December 31, 2016.

Net income for the full fiscal year was $63.0 million, up $46.9 million from this period a year ago, with a diluted earnings per share of $6.81. Adjusted EBITDA, which is a non-GAAP measure, for the full fiscal year was $43.9 million, an increase of $7.5 million or 20.6% from the fiscal year ended 2016. Excluding the effects of our operational efficiency initiatives, same-center Adjusted EBITDA, which is a non-GAAP measure, was up $9.5 million or 27.4% from the same period in fiscal 2016.

Working Capital and Liquidity
As of December 30, 2017, the Company had $63.3 million of excess availability under its asset-based revolving credit facility, based on qualifying inventory and receivables. As a result of our working capital initiatives and mortgage reduction efforts, interest expense for the full fiscal year 2017 decreased by $3.7 million or 14.8% from the same period in fiscal 2016. With the new five-year revolving credit facility entered into on October 10, 2017, additional interest rate savings will be obtained over the life of the loan compared to the previous credit facility. The new facility’s improved economic terms include LIBOR margin improvements of 75 to 125 basis points depending on excess availability levels.

In fiscal year 2018, the Company paid off the remaining mortgage principal of approximately $98.0 million. The payment was funded through long-term sale leaseback transactions on four properties owned by the Company, which provided $110.0 million in aggregate sale proceeds.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 5957630. The recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income. Further, we also exclude, as an additional measure, the effects of the operational efficiency initiatives, to determine same-center Adjusted EBITDA, which is useful for period over period comparability.
We present Adjusted EBITDA (and the exclusion of the effects of the operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.
We define the non-GAAP metrics of adjusted same-center net sales and adjusted same-center gross profit as net sales and gross profit excluding the effects of both closed facilities and the inventory rationalization initiative. These measures are not in accordance with GAAP, and are not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted same-center net sales and adjusted same-center gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
We believe adjusted same-center net sales and adjusted same-center gross profit are helpful in presenting comparability across periods. We also believe that these non-GAAP metrics are used by securities analysts, investors, and other interested parties in their evaluation of our company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.
Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.
About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, inventory management and commodities pricing; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Quarter Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
	(unaudited)
Net sales	$433,608	$421,657	$1,815,535	$1,881,043
Cost of sales	378,104	369,283	1,584,506	1,653,637
Gross profit	55,504	52,374	231,029	227,406
Operating expenses:
Selling, general, and administrative	49,419	47,347	198,709	204,509
Gains from sales of property	—	(13,395)	(6,700)	(28,097)
Depreciation and amortization	2,167	2,251	9,032	9,342
Total operating expenses	51,586	36,203	201,041	185,754
Operating income	3,918	16,171	29,988	41,652
Non-operating expenses:
Interest expense	4,945	5,336	21,225	24,898
Other income, net	(272)	(42)	(822)	(452)
Income (loss) before (benefit from) provision for income taxes	(755)	10,877	9,585	17,206
(Benefit from) provision for income taxes	(54,241)	512	(53,409)	1,121
Net income	$53,486	$10,365	$62,994	$16,085

Basic earnings per share	$5.89	$1.16	$6.96	$1.80
Diluted earnings per share	$5.76	$1.14	$6.81	$1.77

Comprehensive income:
Net income	$53,486	$10,365	$62,994	$16,085
Other comprehensive income (loss):
Foreign currency translation, net of tax	2	(14)	14	264
Amortization of unrecognized pension gain (loss), net of tax	(74)	9,256	130	(2,141)
Total other comprehensive (loss) income	(72)	9,242	144	(1,877)
Comprehensive income	$53,414	$19,607	$63,138	$14,208

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$4,696	$5,540
Receivables, less allowances of $2,761 and $2,733, respectively	134,072	125,857
Inventories	187,512	191,287
Other current assets	17,124	23,126
Total current assets	343,404	345,810
Property and equipment:
Land and improvements	30,802	34,609
Buildings	84,781	80,131
Machinery and equipment	70,596	72,122
Construction in progress	570	3,104
Property and equipment, at cost	186,749	189,966
Accumulated depreciation	(102,977)	(101,644)
Property and equipment, net	83,772	88,322
Deferred tax asset	53,853	—
Other non-current assets	13,066	10,005
Total assets	$494,095	$444,137
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$70,623	$82,735
Bank overdrafts	21,593	21,696
Accrued compensation	9,229	8,349
Current maturities of long-term debt, net of discount of $0 and $201, respectively	—	29,469
Other current liabilities	16,160	12,092
Total current liabilities	117,605	154,341
Non-current liabilities:
Long-term debt, net of discount of $3,792 and $2,544, respectively	276,677	270,792
Pension benefit obligation	30,360	34,349
Other non-current liabilities	34,451	14,496
Commitments and contingencies
Total liabilities	459,093	473,978
STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,100,923 and 9,031,263, respectively	91	90
Additional paid-in capital	259,588	257,972
Accumulated other comprehensive loss	(36,507)	(36,651)
Accumulated deficit	(188,170)	(251,252)
Total stockholders’ equity (deficit)	35,002	(29,841)
Total liabilities and stockholders’ equity (deficit)	$494,095	$444,137

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	December 30, 2017	December 31, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$62,994	$16,085
Adjustments to reconcile net income to cash (used in) provided by operations:
(Benefit from) provision for income taxes	(53,409)	1,121
Depreciation and amortization	9,032	9,342
Amortization of debt issuance costs	1,990	2,688
Gains from sales of property	(6,700)	(28,097)
Pension expense (credit)	(186)	799
Share-based compensation	2,480	2,339
Other	(350)	100
Changes in operating assets and liabilities:
Accounts receivable	(8,214)	12,687
Inventories	3,775	35,374
Accounts payable	(12,112)	(5,352)
Prepaid assets	(1,058)	632
Quarterly pension contributions	(2,996)	(4,666)
Payments on operational efficiency initiatives and/or restructuring	—	(4,812)
Other assets and liabilities	2,251	3,157
Net cash (used in) provided by operating activities	(2,503)	41,397
Cash flows from investing activities:
Property and equipment investments	(797)	(631)
Proceeds from disposition of assets	27,635	37,476
Net cash provided by investing activities	26,838	36,845
Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(226)	(178)
Repayments on revolving credit facilities	(435,708)	(519,873)
Borrowings from revolving credit facilities	441,779	475,112
Principal payments on mortgage	(28,976)	(41,377)
Payments on capital lease obligations	(3,429)	(2,908)
(Decrease) increase in bank overdrafts	(103)	4,409
Increase in cash in escrow related to the mortgage	1,490	7,628
Debt financing costs	—	(602)
Other	(6)	279
Net cash used in financing activities	(25,179)	(77,510)
(Decrease) increase in cash	(844)	732
Cash, beginning of period	5,540	4,808
Cash, end of period	$4,696	$5,540

Supplemental Cash Flow Information
Net income tax payments during the period	$1,577	$627
Interest paid during the period	$19,825	$21,236
Noncash transactions:
Property and equipment under capital leases	$11,828	$3,433

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(unaudited)

The following schedule reconciles net income to Adjusted EBITDA, including Same-center Adjusted EBITDA:

	Quarter Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net income	$53,486	$10,365	$62,994	$16,085
Adjustments:
Depreciation and amortization	2,167	2,251	9,032	9,342
Interest expense	4,945	5,336	21,225	24,898
(Benefit from) provision for income taxes	(54,241)	512	(53,409)	1,121
Gains from sales of property	—	(13,395)	(6,700)	(28,097)
Share-based compensation expense	661	572	2,465	2,193
Restructuring, severance, and legal	2,817	39	8,312	7,361
Refinancing-related expenses	—	—	—	3,518
Adjusted EBITDA	$9,835	$5,680	$43,919	$36,421

Adjusted EBITDA	$9,835	$5,680	$43,919	$36,421
Less: non-GAAP adjustments	—	—	—	1,954
Same-center Adjusted EBITDA	$9,835	$5,680	$43,919	$34,467

The following table sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted same-center sales and adjusted same-center gross profit versus comparable prior periods:

	Quarter Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net sales	$433,608	$421,657	$1,815,535	$1,881,043
Less: non-GAAP adjustments	—	2,788	—	129,184
Adjusted same-center net sales	$433,608	$418,869	$1,815,535	$1,751,859
Adjusted year-over-year percentage increase	3.5%		3.6%

Gross profit	$55,504	$52,374	$231,029	$227,406
Less: non-GAAP adjustments	—	310	50	7,617
Adjusted same-center gross profit	$55,504	$52,064	$230,979	$219,789

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(unaudited)

Debt Principal
The following schedule presents debt principal for the fourth quarters of fiscal 2017 and 2016, respectively:

	December 30, 2017	December 31, 2016	YOY Change
Revolving credit facilities - principal	$182,685	$176,183	$6,502
Mortgage - principal	97,847	126,823	(28,976)
Total	$280,532	$303,006	$(22,474)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	December 30, 2017	December 31, 2016	YOY Change
Current assets:
Cash	$4,696	$5,540	$(844)
Receivables, less allowances of $2,761 and $2,733, respectively	134,072	125,857	8,215
Inventories	187,512	191,287	(3,775)
Other current assets	17,124	23,126	(6,002)
Total current assets	$343,404	$345,810	$(2,406)

Current liabilities:
Accounts payable	$70,623	$82,735	$(12,112)
Bank overdrafts	21,593	21,696	(103)
Accrued compensation	9,229	8,349	880
Current maturities of long-term debt, net of discount of $0 and $201, respectively	—	29,469	(29,469)
Other current liabilities	16,160	12,092	4,068
Total current liabilities	$117,605	$154,341	$(36,736)

Operating working capital	$225,799	$220,938	$4,861